March 30, 2020

Dear Shareholder,

The Parking REIT management and Board of Directors are monitoring the unfolding COVID-19 pandemic very closely.  While it is too early to fully realize the scope of the impact this pandemic will have on our portfolio, we anticipate a decline in parking revenues over the coming weeks, and potentially months, as major event cancellations and shelter-in-place orders take effect nationwide.  Although we have been in discussions with some of our operator tenants regarding negotiating rent deferrals, our operator tenants may default on lease obligations within the portfolio.  We also expect that the amount of percentage rents that we collect will be significantly reduced in the near- to medium-term as a result of the pandemic.

The board convened on Tuesday, March 24th to take certain actions to address the current and future economic disruption.  Effective immediately, the Board will suspend distributions paid on Series A and Series 1 Preferred Stock until further notice.  These unpaid preferred distributions will continue to accrue until such time as they are declared by our Board or otherwise become payable upon a liquidity event.  There can be no assurance as to if or when such distributions will be declared or that a liquidity event will occur.

For more information about The Parking REIT, including to our published financial results and other public filings, please visit www.TheParkingREIT.com and click Recent Filings.  We will continue to update you as the situation develops.

Sincerely,
Michael V. Shustek
Chairman & CEO

Special Note Regarding Forward-Looking Statements
Certain statements included in this letter that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs, which involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to: the fact that the Company has a limited operating history, as property operations began in 2016; the fact that the Company has experienced net losses since inception and may continue to experience additional losses; the performance of properties the Company has acquired or may acquire or loans the Company has made or may make that are secured by real property; changes in economic conditions generally and the real estate and debt markets specifically; legislative or regulatory changes, including changes to the laws governing the taxation of real estate investment trusts (“REITs”); the outcome of pending litigation or investigations; potential damage and costs arising from natural disasters, terrorism and other extraordinary events, including extraordinary events affecting parking facilities included in the Company’s portfolio; risks inherent in the real estate business, including ability to secure leases or parking management contracts at favorable terms, tenant defaults, potential liability relating to environmental matters and the lack of liquidity of real estate investments; competitive factors that may limit the Company’s ability to make investments or attract and retain tenants; the Company’s ability to generate sufficient cash flows to pay distributions to the Company’s stockholders; the Company’s failure to maintain status as a REIT; the Company’s ability to successfully integrate pending transactions and implement an operating strategy;  the Company’s ability to list shares of common stock on a national securities exchange or complete another liquidity event; the availability of capital and debt financing generally, and any failure to obtain debt financing at favorable terms or a failure to satisfy the conditions, covenants and requirements of that debt;  changes in interest rates; changes to generally accepted accounting principles; the impact on our business and those of our tenants from epidemics, pandemics or other outbreaks of illness, disease or virus (such as the strain of coronavirus known as COVID-19); and potential adverse impacts from changes to the U.S. tax laws.

Any of the assumptions underlying the forward-looking statements included herein could be inaccurate, and undue reliance should not be placed upon any forward-looking statements included herein. All forward-looking statements are made as of the date of this letter, and the risk that actual results will differ materially from the expectations expressed herein will increase with the passage of time. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements made after the date of this letter, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this letter, the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this letter will be achieved.